   As filed with the Securities and Exchange Commission on October 25, 2000
                                                     Registration No. 333-____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HOMESTORE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                        95-4438337
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                      225 West Hillcrest Drive, Suite 100
                     Thousand Oaks, California  91360-7884
          (Address of Principal Executive Offices, including Zip Code)

                 The Hessel Group, Inc. 2000 Stock Option Plan
      Options Granted Under the Hessel Group, Inc. 2000 Stock Option Plan
                       and Assumed by Homestore.com, Inc.
                           (Full Title of the Plans)

                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              Homestore.com, Inc.
                      225 West Hillcrest Drive, Suite 100
                     Thousand Oaks, California  91360-7884
                                 (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                             Amount            Proposed Maximum        Proposed Maximum               Amount of
                                             to be            Offering Price Per      Aggregate Offering            Registration
Title of Securities to be Registered       Registered                Share                   Price                       Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             135,421 (1)            $47.125 (2)             $ 6,381,714                   $1,685
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             264,579 (3)            $ 26.00 (4)             $ 6,879,054                   $1,816
------------------------------------------------------------------------------------------------------------------------------------
Total                                      400,000 (4)                                    $13,260,768                   $3,501
------------------------------------------------------------------------------------------------------------------------------------


(1) Represents shares subject to outstanding options.
(2) Weighted average per share exercise price for outstanding options pursuant to Rule 457(h)(1).
(3) Represents additional shares reserved for issuance under The Hessel Group, Inc. 2000 Stock Option Plan assumed by Homestore.com, Inc. This registration statement shall cover any additional shares of common stock which become issuable under the assumed options or assumed plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on October 20, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                           ----------------------------


Item 3.     Incorporation of Documents by Reference.

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Registrant's latest annual report filed pursuant to Section
                13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securites Act of 1934, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report or prospectus referred to in (a) above.

            (c) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 84 through 88 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-79689, filed May 28, 1999, and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers and Limitation of
            Liability.

            Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

            As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

            . for any breach of the director's duty of loyalty to Registrant or its stockholders,

            . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

            . under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

            . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

     . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

     . Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

     . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

     .  the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-79689), which provides for the indemnification of officers, directors and controlling persons of Registrant against certain liabilities. The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

     Registrant maintains directors' and officers' liability insurance.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:


     Exhibit Document                                                                 Number
     ----------------                                                                 ------
Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to           1.01
Registrant's registration statement on Form S-1, File No. 333-79689, declared effective August 4, 1999 (the "Form S-1")).

Registrant's Amended and Restated Certificate of Incorporation dated April 8,          4.01
1999.

Registrant's Amended and Restated Bylaws dated February 4, 1999                        4.03

Form of Indemnity Agreement between Registrant and each of its directors and          10.01
executive officers. (incorporated by reference to Exhibit 10.01 to the Form
S-1).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.


Exhibit Number     Exhibit Title
--------------     -------------
 1.01              Form of Underwriting Agreement (incorporated by reference to
                   Exhibit 1.01 to Registrant's registration statement on Form
                   S-1, File No. 333-79689, declared effective August 4, 1999
                   (the "Form S-1")).

 4.01              Registrant's Amended and Restated Certificate of
                   Incorporation dated April 8, 1999 (incorporated by reference to Exhibit 3.01 to the Form S-1).

 4.02              Registrant's Amended and Restated Certificate of
                   Incorporation (incorporated by reference to Exhibit 3.02 to the Form S-1).

 4.03 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 to the Form S-1).

 4.04              Form of Specimen Certificate for Registrant's common stock
                   (incorporated by reference to Exhibit 4.01 to the Form S-1).

 4.05              The Hessel Group, Inc. 2000 Stock Option Plan.

 5.01              Opinion of Counsel.

10.01 Form of Indemnity Agreement between Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.01 to the Form S-1).

23.01              Consent of Counsel (included in Exhibit 5.01).

23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01              Power of Attorney (see page 6).


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                         ---------

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 25 day of October, 2000.

                                 HOMESTORE.COM, INC.

                                 By:  /s/ John M. Giesecke, Jr.
                                      -------------------------
                                      John M. Giesecke, Jr.
                                      Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John M. Giesecke, Jr. and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                            Date
               ---------                                    -----                            ----
Principal Executive Officer:

/s/ Stuart H. Wolff                        Chairman of the Board, Chief Executive     October 25, 2000
----------------------------------------   Officer and Director
Stuart H. Wolff

Principal Financial Officer and
Principal Accounting Officer

/s/ John M. Giesecke, jr.                  Chief Financial Officer and Secretary      October 25, 2000
----------------------------------------
John M. Giesecke, Jr.

Additional Directors

/s/ Richard R. Janssen                     Director                                   October 25, 2000
----------------------------------------
Richard R. Janssen

/s/ L. John Doerr                          Director                                   October 25, 2000
----------------------------------------
L. John Doerr

/s/ Joe F. Hanauer                         Director                                   October 25, 2000
----------------------------------------
Joe F. Hanauer

/s/ William E. Kelvie                      Director                                   October 25, 2000
----------------------------------------
William E. Kelvie

/s/ Kenneth K. Klein                       Director                                   October 25, 2000
----------------------------------------
Kenneth K. Klein

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                      Exhibit
Number                                        Title
-------                                       -----
   1.01     Form of Underwriting Agreement (incorporated by reference to Exhibit 3.01 to the Registrant's registration statement of Form S-1, File No. 333-79689, declared effective August 4, 1999 (the
            "Form S-1")).

   4.01     Registrant's Amended and Restated Certificate of Incorporation dated April 8, 1999 (incorporated by reference to Exhibit 3.01 to the Form S-1).

   4.02     Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to
            Exhibit 3.02 to the Form S-1).

   4.03     Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 to the Form
            S-1).

   4.04     Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit
            4.01 to the Form S-1).

   4.05     The Messel Group, Inc. 2000 Stock Option Plan.

   5.01     Opinion of Counsel.

  10.01     Form of Indemnity Agreement between Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.01 to the Form S-1).

  23.01     Consent of Counsel (included in Exhibit 5.01).

  23.02     Consent of PricewaterhouseCoopers LLP, independent accountants.

  24.01     Power of Attorney (see page 6).